UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2015

NOVELIS INC.
(Exact name of Registrant as specified in its charter)
Canada 001-32312 98-0442987
(State or other jurisdiction of incorporation) (Commission File Number) (I.R.S. Employer Identification No.)
3560 Lenox Road, Suite 2000, Atlanta, GA                     30326      (Address of principal executive offices)                             (Zip Code)
Registrant’s telephone number, including area code: (404) 760-4000

__________________________________________________Not Applicable_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2015, Novelis Inc. announced that its Board of Directors appointed Steven Pohl to serve as the company’s Interim Chief Financial Officer, effective immediately. Prior to his appointment, Mr. Pohl served as Novelis’ Vice President of Financial Planning and Analysis, and prior to that he served in various finance leadership roles since joining Novelis in 2009. Mr. Pohl will continue to serve as Novelis’ Vice President of Financial Planning and Analysis.

Before joining Novelis, Mr. Pohl was employed by PPG Industries for 28 years, where he served in various roles, including leadership positions in Mexico, France and Switzerland.

Mr. Pohl, 56, succeeds Steven Fisher, who had continued to serve as Novelis’ Chief Financial Officer since being appointed Chief Executive Officer on August 10, 2015. The Company plans to enter into a compensation arrangement with Mr. Pohl in connection with his interim appointment and will disclose that arrangement in a later filing.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1 Press release, October 19, 2015 (furnished to the Commission as part of this Form 8-K).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: October 19, 2015	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated October 19, 2015 (furnished to the Commission as part of this Form 8-K).